UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 15, 2013

West Marine, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22512	77-0355502

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Westridge Drive Watsonville, California 95076

(Address of Principal Executive Offices, Including Zip Code)

(831) 728-2700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

On August 15, 2013, West Marine, Inc. (the “Company”) entered into a written trading plan (the “10b5-1 Plan”) under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to facilitate the repurchase of its shares in accordance with the Company’s existing share repurchase authorization.  As previously announced on March 15, 2013, the Company’s Board of Directors approved the repurchase by the Company of up to $10 million of its common stock through open market or privately negotiated transactions.

The 10b5-1 Plan allows the Company’s broker to repurchase common stock on the Company’s behalf pursuant to the terms and limitations specified in the Plan, to the extent such purchases are permitted pursuant to Regulation M and Rule 10b-18 of the Exchange Act.  The 10b5-1 Plan is effective as of August 23, 2013 and terminates on October 18, 2013, which is the time when the Company ordinarily would be prevented from repurchasing its stock under the Exchange Act’s insider trading rules or self-imposed blackout periods.  There can be no assurance that any stock will be repurchased by the Company through this 10b5-1 Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST MARINE, INC.

Date: August 16, 2013	By:	/s/ Thomas R. Moran
Thomas R. Moran
Executive Vice President and Chief Financial Officer